Exhibit 16.1

www.rrbb.com
ROSENBERG RICH BAKER BERMAN & COMPANY
265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • PHONE 908-231-1000
FAX 908-231-6894 • 111 Donnell Road, Suite 100 • Maplewood, NJ 07040
PHONE 973-763-6363 • FAX 973-763-4430

July 30, 2012
Carl S. Schwartz, CPA *
David N. Roth, CPA
Steven J. Truppo, CPA
Leonard M. Friedman, CPA/ABV, CBA w■
Gary A. Sherman, CPA
Robert S. Quick, CPA
Brian Zucker, CPA
Pamela I3ezner Ali, CPA
Marsha L. Baldinger, CPA/ABV, CFP ●■
Howard B. Condo, CPA

Alvin P. Levine, CPA
Daniel M. Brooks, CPA

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Ultimate Rack, Inc. Commission File No. 000-1540237

Dear Sir or Madam:

We have read the statements that Ultimate Rack, Inc. will include in the Amendment No. 1 to Registration Statement on Form S-1 that it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in the Amendment to the Registration Statement on Form S-1.

Very truly yours,

/s/ Rosenberg Rich Baker Berman & Company

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • CENTER FOR AUDIT QUALITY • PRIVATE COMPANIES PRACTICE SECTION • IGAF POLARIS • REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD *Bewared Investment Advisor • Accredited in Business Valuation 111 Certified Business Appraiser • Certified Financial Planner